Exhibit 1.1

Black Hills Corporation

Common Stock
($1.00 par value)

EQUITY DISTRIBUTION SALES AGREEMENT

August 4, 2020

MUFG Securities Americas Inc.	MUFG Securities EMEA plc
BofA Securities, Inc.	Bank of America, N.A.
Credit Suisse Securities (USA) LLC	Credit Suisse Capital LLC
Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC

c/o	MUFG Securities Americas Inc.	c/o	MUFG Securities EMEA plc
	1221 Avenue of the Americas, 6th Floor		Ropemaker Place, 25 Ropemaker Street
	New York, New York 10020-1001		London EC2Y 9AJ, United Kingdom

As Agents		As Forward Purchasers

Ladies and Gentlemen:

This amended and restated Equity Distribution Agreement (this “Agreement”) amends and restates in its entirety that certain Amended and Restated Equity Distribution Agreement, dated August 4, 2017 (the “Prior Agreement”), by and among Black Hills Corporation, a South Dakota corporation (the “Company”) and MUFG Securities Americas Inc., BofA Securities, Inc. and Morgan Stanley & Co. LLC. The Company confirms the Agreement with MUFG Securities EMEA plc, Bank of America, N.A., Credit Suisse Capital LLC and Morgan Stanley & Co. LLC (each in its capacity as purchaser under any Confirmation (as defined below), a “Forward Purchaser” and together, the “Forward Purchasers”), and MUFG Securities Americas Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined below), an “Agent” and together, the “Agents”), and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) (each, a “Forward Seller” and together, the “Forward Sellers”). This Agreement controls in the event of any conflict between this Agreement and the Prior Agreement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof, including the Prior Agreement.

Pursuant to this Agreement, the Company proposes, subject to the terms and conditions stated herein, to issue and sell, or cause the sale (as the case may be), from time to time to or through the Agents, the Forward Sellers or the Forward Purchasers, as the case may be, Issuance Shares or Forward Hedge Shares (together, as applicable, the “Shares”) of the Company’s common stock, $1.00 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $400,000,000, on the terms set forth in this Agreement. For the avoidance of doubt, such aggregate gross price limitation is (1) in addition to the $100,000,015.07 aggregate gross sales price of Shares sold under the Prior Agreement and (2) supersedes and replaces the aggregate gross sales price limitation provided in the Prior Agreement (i.e., the $400,000,000.00 aggregate gross sales price of Shares issuable under this Agreement is in lieu of, and not in addition to, the $199,999,984.93 aggregate gross sales price that were issuable under the Prior Agreement immediately prior to execution of this Agreement).

The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-240320), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended and any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that the applicable Forward Seller has sold during such Forward Hedge Selling Period.

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 9.

“Confirmation” means, for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of a Master Forward Confirmation (as defined below) and the related Supplemental Confirmation (as defined below) for such Forward, including all provisions incorporated by reference therein.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation).

“Forward Hedge Selling Commission” means, for any Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation).

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be received by the Forward Seller in connection with the sale of the Forward Hedge Shares.

“Forward Hedge Selling Period” means, for any Confirmation, the period (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day (as defined below), the next Trading Day following such date; provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (each as defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (ii) a “Bankruptcy Termination Event” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuance” means each occasion the Company elects to exercise its right to request the sale of Issuance Shares pursuant to Section 2(b), subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified pursuant to Section 2).

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agent pursuant to Section 3(l) hereof that is furnished to the Agents or such Agent, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agent, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Master Forward Confirmation” means a Master Confirmation for Issuer Share Forward Sale Transactions substantially in the form of Exhibit C attached hereto, including all provisions incorporated by reference therein.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and an Agent or Forward Seller, as applicable, shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date (as defined in Section 2(l)), as applicable.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company represents and warrants (a) to the Agents, the Forward Sellers and the Forward Purchasers, at the date of this Agreement and as of each date on which a certificate is required to be delivered pursuant to Section 3(o) hereof and (b) with respect to a specific offering and sale of Shares, to such applicable Agent(s), Forward Seller(s) and Forward Purchaser(s) as of each Applicable Time and as of each applicable Settlement Date, and agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(i)                  Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted, or to the Company’s knowledge, contemplated by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents, the Forward Sellers and the Forward Purchasers, pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

The representations in this Section 1(i) do not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Agent, any Forward Seller or any Forward Purchaser it being understood and agreed that as of the date hereof the only such information furnished by any Agent, any Forward Seller or any Forward Purchaser consists of the information described in Section 6(b).

(ii)                Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at each Applicable Time, or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations in this Section 1(ii) do not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Agent, any Forward Seller or any Forward Purchaser it being understood and agreed that as of the date hereof the only such information furnished by any Agent, any Forward Seller or any Forward Purchaser consists of the information described in Section 6(b).

(iii)              Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)               Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)                Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)               Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of South Dakota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii)             Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and, with respect to the capital stock of each subsidiary that is a corporation, is fully paid and nonassessable; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii)           The Shares. The Shares to be issued and sold by the Company hereunder and, in the case of any Forward, the related Confirmation, have been duly authorized and, when issued and delivered to and paid for in accordance with the terms of this Agreement and, in the case of any Forward, the related Confirmation, will be validly issued, fully paid and non-assessable; and such issuance is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The shares of Common Stock issuable in connection with the settlement of each Confirmation, if any, have been duly authorized and, when issued and delivered to and paid for in accordance by the Forward Purchaser pursuant to the terms of such Confirmation, will be validly issued, fully paid and non-assessable; and such issuance is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The Shares to be sold hereunder will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)               Capitalization. The Company has an authorized equity capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(x)                NYSE. The outstanding shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) and the Shares to be sold hereunder by the Company and the shares of Common Stock issuable pursuant to any Confirmation have been approved for listing, subject only to official notice of issuance on the NYSE.

(xi)               No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)             Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed, if necessary, not to exercise such rights.

(xiii)           Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Shares by the Company, or the execution, delivery or performance of any Confirmation, except such as have been obtained or made and such as may be required under state securities laws.

(xiv)           Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xv)             Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and any Confirmation, and in each case the issuance and sale of the Shares and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)           Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)         Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company. Each Confirmation, if any, will be duly authorized, executed and delivered by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(xviii)        Possession of Licenses. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix)           Absence of Labor Dispute. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xx)             Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi)           Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxii)         Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock”, “Material United States Federal Income Tax Consequences to Non-U.S. Holders” and “Plan of Distribution”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(xxiii)        Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares.

(xxiv)        Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the Sarbanes-Oxley Act of 2002, as amended, and all applicable rules of the NYSE. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the filing of the Company’s most recent Annual Report on Form 10-K included in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, (i) any significant deficiency in the design or operation of Internal Controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in Internal Controls, any material change in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”) or (ii) any material violation of, or failure to comply with, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(xxv)          Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Company’s management that, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxvi)        Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Confirmation, or which are otherwise material in the context of the sale of any Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(xxvii)      Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein. The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xxviii)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than regular quarterly cash dividends in respect of the Company’s common stock and declared and paid by the Company in the ordinary course of business) and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxix)        Investment Company Act. The Company is not and, after giving effect to the offering and sale of any Shares and the application of the proceeds thereof and the transactions contemplated by any Confirmation executed in connection therewith, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxx)          Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 3(a)(62) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any downgrading in the rating of any debt securities of the Company by any such organization, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), except as has been publicly disclosed prior to the date of this Agreement by the applicable nationally recognized statistical rating organization.

(xxxi)         [Intentionally omitted.]

(xxxii)        [Intentionally omitted.]

(xxxiii)       [Intentionally omitted.]

(xxxiv)       Foreign Corrupt Practices Act. Within the last five years, (i) none of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, controlled affiliate or other controlled person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would reasonably be expected to result in a violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and, to the Company’s knowledge, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxv)      Money Laundering Laws. The operations of the Company and its subsidiaries comply in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental, regulatory or administrative authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) applicable to the Company and its subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(xxxvi)     OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other controlled representative of the Company or any of its subsidiaries is an individual or entity currently (i) the subject or target of any international economic sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company will not use the proceeds of the sale of any Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person: (i) to fund or facilitate any activities or business of any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company and its subsidiaries have not, for the past five (5) years, knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvii)   Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) to the Company’s knowledge there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 2. Sale and Delivery of Shares.

(a)                 Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell Issuance Shares through the applicable Agent acting as sales agent or directly to the applicable Agent or Agents acting as principal from time to time and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent, Agents acting as principal or Forward Sellers will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)                The Issuance Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Issuance Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Issuance Shares to be sold on such Trading Day and the minimum price per Issuance Share at which such Issuance Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices, the description of the offering in the first sentence of the second paragraph and the first and second sentences of the fifth paragraph under “Plan of Distribution” in the Prospectus and applicable law and regulations, to sell all of the Issuance Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Issuance Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Issuance Shares for the accounts of such persons in which either MUFG Securities Americas Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. LLC is acting for the Company in a capacity other than as Agent under this Agreement. Without limiting any Agent’s obligations under any Terms Agreement, the Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Issuance Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Issuance Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with their respective normal trading and sales practices and applicable law and regulations, to sell such Issuance Shares as required by this Agreement.

(c)                 On any Trading Day during the Commitment Period on which the conditions set forth in Section 5 have been satisfied, the Company may cause to be sold the Shares hereunder (each a “Placement”), by the delivery of a notice to a Forward Seller and the applicable Forward Purchaser, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined, the applicable commission and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such necessary information is attached hereto as Exhibit C. In the case of a Forward, along with the Placement Notice, the Company shall deliver a duly executed Master Forward Confirmation (if one has not already been executed between the Company and the relevant Forward Purchaser), with terms corresponding to such Placement. If a Forward Seller and a Forward Purchaser wish to accept the proposed terms included in the Placement Notice and the Master Forward Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Forward Seller and Forward Purchaser, as applicable, will issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) setting forth the terms that such Forward Seller and Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or a Forward Seller and Forward Purchaser until the Company confirms its acceptance of all of the terms of such Placement Notice, as amended, by email or telephone, with confirmation to be provided promptly thereafter by email (or other method mutually agreed to in writing by the parties hereto), along with a duly executed amended Master Forward Confirmation with terms corresponding to such amended Placement. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of a Forward Seller’s and Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by a Forward Seller and Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the requirements herein, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated or (v) any party hereto shall have suspended the sale of the Placement Shares in accordance with this Agreement. On any Trading Day, the Company may direct the sale of Placement Shares through only one Forward Seller. No Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No Selling Period hereunder may overlap in whole or in part with any “Unwind Period” under any Confirmation (as defined in such Confirmation). No Placement Notice relating to a Forward may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a Forward hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)        No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” (in the form set forth on Schedule A to the applicable Master Forward Confirmation) (each, a “Supplemental Confirmation”) in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Placement Notice for such Forward, which number of days, months or years shall in no event be less than two (2) months nor more than eighteen (18) months), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice for such Forward), the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Threshold Price” for such Forward, the “Adjusted Volume-Weighted Hedge Price,” the “Initial Stock Loan Rate” (which shall be the rate set forth opposite the term “Initial Stock Loan Rate” in the Placement Notice), the “Maximum Stock Loan Rate” (which shall be the rate set forth opposite the term “Maximum Stock Loan Rate” in the Placement Notice), the “Number of Shares” and the “Threshold Number of Shares.”

(e)                 For each Forward, the Company shall be obligated to enter into a Confirmation with the Forward Purchaser, and upon execution and delivery by all parties thereto of a related Master Forward Confirmation (if applicable) the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and the Forward Seller and the Forward Purchaser have accepted such Placement Notice as provided in Section 2(c) at their sole discretion (the “Acceptance”). The Company shall have the right, at its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Placement Notice, and if such amendment is accepted by the Forward Seller and the Forward Purchaser, each of the Forward Seller and the Forward Purchaser shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related Supplemental Confirmation has been delivered to the Company. Each reference to a Placement Notice herein shall be deemed to refer to such Placement Notice as amended by any applicable Acceptance.

(f)                  Each of the Company, the Forward Sellers and the Forward Purchasers acknowledge and agree that: (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (ii) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2; and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the provisions under the caption “Conditions to Effectiveness” in the related Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(g)                The Company, an Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares for any reason at any time and the applicable Selling Period shall immediately terminate; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(h)                The gross sales price of any Issuance Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to the market price prevailing on the NYSE at the time of sale for the Issuance Shares sold by such Agent or, in the discretion of such Agent but subject to the specific instructions of the Company, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Issuance Shares with respect to which such Agent acts as sales agent shall be an amount, as agreed by the Company and the applicable Agent not to exceed 2.0% of the gross sales price for such Shares. The compensation payable to a Forward Seller for sales of Hedge Shares shall be reflected in a reduction not to exceed 2.0% from the applicable Initial Forward Price (as defined in the applicable Master Forward Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent or Forward Seller shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent or Forward Seller as sales agent, for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent and Forward Seller will agree to compensation for such Agent that is customary for such sales.

(i)                  If acting as sales agent hereunder, the applicable Agent or Forward Seller shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the Forward Purchaser and the aggregate compensation payable by the Company to such Agent or Forward Seller with respect to such sales.

(j)                  Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof or a Forward Seller as sales agent pursuant to Section 2(c) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) or (iii), notified to the Agents or Forward Sellers in writing. In addition, under no circumstances shall any Issuance Shares or Forward Hedge Shares with respect to which the Agent or the Forward Seller acts as sales agent be offered or sold, or be the subject of instructions to an Agent or a Forward Seller as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents or the Forward Sellers in writing. The Agents and the Forward Sellers shall have no responsibility for maintaining records with respect to Issuance Shares or Forward Hedge Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(k)                If the Company, any Agent or any Forward Seller believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and future offers and sales of Shares through the Agents or Forward Sellers on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(l)                  Settlement for sales of Issuance Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent (each such day, an “Issuance Settlement Date”). On each Issuance Settlement Date for the sale of Issuance Shares through an Agent as sales agent, such Issuance Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto against payment by such Agent of the Net Proceeds from the sale of such Issuance Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Issuance Shares through an Agent as sales agent on any Issuance Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(m)               Settlement for sales of Forward Hedge Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Forward Seller (each such day, a “Forward Hedge Settlement Date”). On such Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at DTC through its DWAC System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable and transferable registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(n)                Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent or a Forward Seller to offer or sell, any Shares through an Agent or a Forward Seller as sales agent (and, by notice to the Agents or the Forward Sellers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents or the Forward Sellers shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(o) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(o)                Notwithstanding clause (ii) of Section 2(n) hereof, if the Company wishes to offer or sell Shares to an Agent or Forward Seller as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent or Forward Seller (with a copy to counsel for the Agents or Forward Sellers) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent or Forward Seller, and, prior to its filing, obtain the written consent of such Agent or Forward Seller to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent or Forward Seller with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent or Forward Seller the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(p)                The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent or Agents agree as set forth below. Shares purchased from the Company by the applicable Agent or Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company as evidenced by a Terms Agreement. The applicable Agent’s or Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent or Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3. Covenants. The Company agrees with the Agents, the Forward Sellers and the Forward Purchasers:

(a)                 Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents, the Forward Sellers and the Forward Purchasers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents, Forward Sellers and Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, the Forward Sellers or the Forward Purchasers including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, Forward Sellers and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents, Forward Sellers and the Forward Purchasers, or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents, written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, or counsel for the Agents, the Forward Sellers and the Forward Purchasers shall reasonably object.

(c)                 Filing or Use of Amendments and Supplements. The Company will give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Sellers, the Forward Purchasers or such Agent or Agents, as the case may be, or counsel for the Agents, the Forward Sellers and the Forward Purchasers shall reasonably object.

(d)                Delivery of Registration Statements. The Company has furnished or will deliver to the Agents or the Forward Sellers and counsel for the Agents or the Forward Sellers, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents or the Forward Sellers and counsel for the Agents or the Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                 Delivery of Prospectuses. The Company will furnish to the Agents or the Forward Sellers or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Sellers or such Agent or Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents, the Forward Sellers or such Agent or Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                  Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)                Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent or Agents as principal, such Agent or Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers or such Agent or Agents, as the case may be, may, from time to time, designate in consultation with the Company and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares and under any Confirmation pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                  Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, the NYSE.

(k)                Notice of Certain Actions. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with an Agent or a Forward Seller any instructions to sell Shares but such instructions have not been fulfilled or cancelled, the Company will not, without the prior written consent of the Agents or the Forward Sellers, unless it gives the Agents or the Forward Sellers, as the case may be, at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the settlement or conversion of a security outstanding on the date hereof (or subsequently issued in compliance herewith) and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock or other equity incentive awards granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent or a Forward Seller may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or Forward Seller.

(l)                  Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agent or Forward Seller, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Company and the applicable Agent or Forward Seller as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent or Forward Seller and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)                 Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent or a Forward Seller under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents or the Forward Sellers under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)                 Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement after the date hereof, (A) each time Shares are delivered to the applicable Agent or Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, the Forward Sellers or the Forward Purchasers, a “Request Date” and together with any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date, a “Representation Date”), the Company will furnish or cause to be furnished to the Agents, the Forward Sellers or the Forward Purchasers or, in the case of clause (A) above, the applicable Agent an officers’ certificate, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent or Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents, the Forward Sellers or the Forward Purchasers or, in the case of clause (A) above, such Agent or Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents, the Forward Sellers or the Forward Purchasers to sell Shares pursuant to Section 2(b) and Section 2(c) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Representation Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Company instructs the Agents or the Forward Sellers to sell Shares pursuant to Section 2(b), the Company shall promptly provide the Agents, the Forward Sellers and the Forward Purchasers such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be on or prior to the Applicable Time for such sale.

(p)                Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement after the date hereof, (A) each time Shares are delivered to the applicable Agent or Agents as principal on a Settlement Date and (B) promptly after each Representation Date, the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent or Agents the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents) or, in the case of clause (A) above, such Agent or Agents, as the case may be) and counsel to the Agents, the Forward Sellers and the Forward Purchasers dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agent or Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agent or Agents, as the case may be, shall furnish the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agent or Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agent or Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide an opinion pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents or the Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers an opinion pursuant to clause (B) of the first sentence of this Section 3(p), then before the Company instructs any Agent or any Forward Seller to sell Shares pursuant to Section 2(b) or Section 2(c), the Company shall promptly provide the Agents such opinion. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be on or prior to the Applicable Time for such sale.

(q)                Delivery of Future Accountants’ Letter. Upon commencement of the offering of Shares under this Agreement after the date hereof, (A) each time Shares are delivered to the applicable Agent or Agents as principal on a Settlement Date and (B) promptly after each Representation Date, the Company will cause its independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent or Agents a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agent or Agents, as the case may be, of the same tenor as the letters referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement to provide such letter pursuant to clause (B) of the first sentence of this Section 3(q) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers such letter pursuant to clause (B) of the first sentence of this Section 3(p), then before the Company instructs any Agent or Forward Seller to sell Shares pursuant to Section 2(b), the Company shall promptly provide the Agents, the Forward Sellers and the Forward Purchasers such opinion. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be on or prior to the Applicable Time for such sale.

(r)                  Trading in the Common Stock. The Company consents to the Agents or the Forward Sellers, as the case may be, trading in the Company’s Common Stock for their own respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement; provided that the Company is not responsible for the compliance by the Agents or the Forward Sellers, as the case may be, with applicable laws and regulations (including Regulation M) that apply to such Agents or Forward Sellers with respect to any such trading. For the avoidance of doubt, the representations, warranties and covenants of the Company in this Agreement are made solely with respect to the offering of the Shares hereunder and do not apply to such trading.

(s)                 Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made, the Company will offer to any person who has agreed to purchase Shares from or through an Agent or Forward Seller, as the case may be, the right to refuse to purchase and pay for such Shares.

(t)                  Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or the Forward Sellers and the Forward Purchasers, as the case may be or counsel for the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, after consultation with the Company, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)                Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect, the Company will promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new registration statement or such new shelf registration statement, as the case may be.

(v)                Ceasing Eligibility For Use of Registration Statement. If, at any time, during the term of this Agreement, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the Registration Statement, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(w)               Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation (including with respect to each Supplemental Confirmation executed in connection with the Master Forward Confirmation).

Section 4. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and any Confirmations, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation and delivery to the Agents, the Forward Sellers and the Forward Purchasers of such number of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto as reasonably requested by the Agents, the Forward Sellers and the Forward Purchasers (iii) the preparation, issuance and delivery of any certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, the Forward Sellers and the Forward Purchasers (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers’ counsel in connection with, the review by FINRA of the terms of sales of Shares, (ix) the reasonable fees and disbursements of the Agents, the Forward Sellers and the Forward Purchasers’ counsel in connection with the implementation of the Forward component (such fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers incurred pursuant to (v), (viii) and (ix) not to exceed $35,000), and (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE.

Section 5. Conditions of Agents’, Forward Sellers’ and Forward Purchasers’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                 Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or, to the Company’s knowledge, contemplated by the Commission. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents, the Forward Sellers and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)                Opinion of Counsel for the Agents, Forward Sellers and Forward Purchasers. On or prior to the first day after the date of this Agreement on which any offer and sale of Shares occurs hereunder, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Davis Polk & Wardwell LLP, counsel for the Agents, the Forward Sellers and the Forward Purchasers, dated such date, with respect to such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)                 Opinion of In-House Counsel and Company Counsel. On or prior to the first day after the date of this Agreement on which any offer and sale of Shares occurs hereunder, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of (i) the General Counsel of the Company and (ii) Faegre Drinker Biddle & Reath LLP, counsel to the Company, each dated such date, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(d)                Accountants’ Letter. On or prior to the first day after the date of this Agreement on which any offer and sale of Shares occurs hereunder, the Agents, the Forward Sellers and the Forward Purchasers shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)                 Officer’s Certificate on Size of ATM Program. On or prior to the first day after the date of this Agreement on which any offer and sale of Shares occurs hereunder, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)                  Officers’ Certificate for the Company. On or prior to the first day after the date of this Agreement on which any offer and sale of Shares occurs hereunder, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents, Forward Purchasers and Forward Sellers shall have received a certificate of the Chief Financial Officer or Chief Accounting Officer of the Company and of the General Counsel or another executive officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted, to their knowledge, contemplated by the Commission.

(g)                Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h)                Additional Documents. On or prior to the first day after the date of this Agreement on which any offer and sale of Shares occurs hereunder, counsel for the Agents, Forward Sellers and Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements reasonably requested by the Agents, Forward Sellers and Forward Purchasers or in order to reasonably evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents, Forward Sellers and Forward Purchasers and counsel for the Agents, Forward Sellers and Forward Purchasers.

(i)                  Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent, Forward Seller or Forward Purchaser by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13 and 14 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, in the event of any such termination by an Agent, Forward Seller or Forward Purchaser, this Agreement will continue to remain in full force and effect with respect to the other Agents, Forward Sellers or Forward Purchasers, as the case may be.

Section 6. Indemnification.

(a)                 Indemnification of the Agents, the Forward Sellers and Forward Purchasers. The Company will indemnify and hold harmless each Agent, Forward Seller and Forward Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any specifically for use therein, it being understood and agreed that as of the date hereof the only such information furnished by any Agent, Forward Seller or Forward Purchaser consists of the information described in subsection (b) below.

(b)                 Indemnification of the Company. Each Agent, Forward Seller and Forward Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent, Forward Seller or Forward Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that as of the date hereof the only such information furnished by any Agent, any Forward Seller or any Forward Purchaser consists of the following information in the Prospectus: the first sentence of the second paragraph and the first and second sentences of the fifth paragraph under the caption “Plan of Distribution”.

(c)                 Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of an Agent, a Forward Seller, a Forward Purchaser or any person who is a member or partner of an Agent, a Forward Seller, a Forward Purchaser or who controls an Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

Section 7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of such Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) of such Section 6 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agents, Forward Sellers and Forward Purchasers on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the applicable Agents, Forward Sellers and Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Agents, Forward Sellers and Forward Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through a Forward Seller in an amount equal to the aggregate amount of net proceeds received by the relevant Forward Purchaser from the sale of such Shares by such Forward Seller) bear to the total discounts and commissions received by the applicable Agents, Forward Sellers and Forward Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Agents, Forward Sellers and Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7. Notwithstanding the provisions of this Section 7, no Agent, Forward Seller or Forward Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were offered to the public exceeds the amount of any damages which such Agent, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’, Forward Sellers’ and Forward Purchasers’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Agents, Forward Sellers and Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agents, Forward Sellers and Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Seller, a Forward Purchaser or its respective Affiliates, selling agents, officers or directors or any person controlling such Agent, Forward Seller or Forward Purchaser, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9. Termination.

(a)                 This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, Forward Purchaser or Forward Seller solely as to itself, at any time. For the avoidance of doubt, in the event of any termination of this Agreement by an Agent, Forward Seller or Forward Purchaser this Agreement will still remain in full force and effect with respect to the Company and the non-terminating Agent, non-terminating Forward Seller or the non-terminating Forward Purchaser. This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $400,000,000.

(b)                The applicable Agent(s), Forward Seller(s) or Forward Purchaser(s) may terminate a Terms Agreement or Forward Placement Notice to which it is or they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agent(s), Forward Seller(s) or Forward Purchaser(s), since the time of execution of such Terms Agreement or Forward or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), Forward Seller(s) or Forward Purchaser(s) impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or Forward or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)                 If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)                  if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)                if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)                     In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents, the Forward Sellers and the Forward Purchasers shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent, a Forward Seller and a Forward Purchaser shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13 and 14 hereof shall remain in effect.

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents and Forward Sellers shall be directed to them c/o MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, NY 10020-1001, Attention: Capital Markets Group, BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Equity Capital Markets Desk and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk; notices to the Forward Purchasers shall be directed to MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, United Kingdom, Attention: Equity Solutions Group, Bank of America, N.A., c/o BofA Securities Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department; Credit Suisse Capital LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Tucker Martin and Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York, 10014, Attention: Equity Syndicate Desk; notices to the Company shall be directed to it at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702, Attention: Brian G. Iverson, Esq., General Counsel.

Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agent, Forward Seller and Forward Purchaser on the other hand, (b) the Agents, Forward Sellers and Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agent, Forward Seller or Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) none of the activities of the Agents, Forward Sellers or Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agents, Forward Sellers or Forward Purchasers with respect to any entity or natural person, and (e) the Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Agents, Forward Sellers and Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Sellers and the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers and the Forward Purchasers their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers and the Forward Purchasers, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 14. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agent, the Forward Seller and the Forward Purchaser agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents, the Forward Sellers and the Forward Purchasers irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a)                     In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                     In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                     For purposes of this Section 18:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. $ 1841(k);

(ii)	“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) "Covered bank" as that term is defined in, and interpreted in accordance with,12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, Forward Sellers, Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Black Hills Corporation

By:	/s/ Richard W. Kinzley
Name:Richard W. Kinzley
Title:Senior Vice President and CFO

Accepted as of the date hereof:

BofA Securities, Inc.,
as Agent and Forward Seller

By:	/s/ Ahmad Masud
Name: Ahmad Masud
Title:Managing Director

Bank of America, N.A.,
as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name:Jake Mendelsohn
Title:Managing Director

Credit Suisse Securities (USA) LLC,
as Agent and Forward Seller

By:	/s/ Rebecca Kotkin
Name: Rebecca Kotkin
Title:Director

Credit Suisse Securities Capital LLC,
as Forward Purchaser

By:	/s/ Barry Dixon
Name:Barry Dixon
Title:Authorized Signatory

Credit Suisse Securities Capital LLC,
as Forward Purchaser

By:	/s/ Erica Hryniuk
Name:Erica Hryniuk
Title:Authorized Signatory

Morgan Stanley & Co. LLC,
as Agent and Forward Seller

By:	/s/ James Watts
Name: James Watts
Title: Executive Director

Morgan Stanley & Co. LLC,
as Forward Purchaser

By:	/s/ James Watts
Name: James Watts
Title:Executive Director

MUFG Securities Americas Inc.,
as Agent and Forward Seller

By:	/s/ Jason Denmark
Name: Jason Denmark
Title: Director

MUFG Securities EMEA PLC,
as Forward Purchaser

By:	/s/ Prabhat Kumar
Name:Prabhat Kumar
Title: Authorized Signatory

Exhibit A

FORM OF OPINION OF IN-HOUSE COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.                   Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

2.                   Significant Subsidiaries. Each subsidiary of the Company listed on Schedule A hereto (each, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, with respect to the capital stock of each Significant Subsidiary which is a corporation, are fully paid and nonassessable; and the capital stock or partnership or limited liability company interests, as the case may be, of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.                   Sales Agreement and Confirmations. The Sales Agreement has been, and each Confirmation upon its execution and delivery by each party thereto will be, duly authorized, executed, and delivered by the Company.

4.                   Authority. The Company has full corporate power and authority to authorize, issue, and sell the Securities as contemplated by the Sales Agreement and each Confirmation.

5.                   Registration Rights. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to me between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act of 1933, as amended (the “Act”) with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

6.                   Possession of Licenses. To my knowledge, except as disclosed in the Prospectus, the Company and each of its subsidiaries possess adequate Licenses issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectus and, except as described in the Prospectus, I am not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

7.                   Environmental Laws. To my knowledge, except as disclosed in the Prospectus, the Company and each subsidiary of the Company (A) are in compliance with any and all applicable environmental laws (as defined in the Sales Agreement), (B) have received all permits, licenses and other approvals required of it under applicable environmental laws to conduct its business and (C) are in compliance with all terms and conditions of each such permit, license and approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

8.                   Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under South Dakota law, the Public Utility Holding Company Act of 2005, as amended (“PUHCA”), the U.S. Energy Policy Act of 2005, as amended (the “Energy Policy Act”), or the U.S. Federal Power Act, as amended (the “Federal Power Act”), for the consummation of the transactions contemplated by the Sales Agreement or any Confirmation in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and such as may be required under state securities laws.

9.                   Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of the Sales Agreement and any Confirmation and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of (A) the Articles of Incorporation or Bylaws of the Company or (B) any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the PUHCA, the Energy Policy Act or the Federal Power Act or any rule, regulation or, to my knowledge, order of any governmental agency or body relating to the PUHCA, the Energy Policy Act or the Federal Power Act or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties in a proceeding relating to the PUHCA, the Energy Policy Act or the Federal Power Act or (ii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of this clause (B)(ii) for such breaches, violations, defaults or impositions as would not, individually or in the aggregate, have a Material Adverse Effect (it being understood that my opinion in this clause (B)(ii) does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar (or other currency) amount).

10.                Accurate Disclosure. The descriptions under the headings or subheadings “Risk Factors,” “Business and Properties,” “Black Hills Corporation,” and “About Black Hills Corporation” in or incorporated by reference in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, and contracts and other documents are accurate in all material respects and fairly present the information required to be shown (it being understood that I express no opinion as to the content of the financial statements or the other financial data or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement or the Prospectus).

11.                Preemptive Rights. The issuance of the Securities will not be subject to any statutory preemptive rights or any preemptive or similar rights under the Articles of Incorporation or Bylaws of the Company.

12.                Description of Capital Stock. The Company has the authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

13.                The Securities. The Securities to be issued and sold pursuant to the Sales Agreement and any Confirmation have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of such Securities in accordance with the Sales Agreement or such Confirmation, as the case may be, and the signing of the certificates or recording of book entries representing such Securities by duly authorized officers of the Company, the Securities will be validly issued, fully paid, and non-assessable.

14.                No Material Litigation. Except as disclosed in the Prospectus, to my knowledge, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or any of its properties), which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or which would materially and adversely affect the ability of the Company to perform its obligations under the Sales Agreement or any Confirmation; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body) are, to my knowledge, threatened or contemplated.

In connection with the preparation of the Prospectus, I, or other lawyers in the Company’s legal department, have participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the same and related matters were discussed. On the basis of such participation and review, but without independent verification by us of, and, other than with respect to opinion paragraphs 10 and 12, without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, (a) no facts have come to my attention that cause me to believe that the Registration Statement (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which I make no statement), as of the date hereof, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (b) no facts have come to my attention that cause me to believe that the Prospectus (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which I make no statement) as of the date hereof contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions and views expressed above are subject to the following limitations, qualifications, exceptions and assumptions:

(a)                 I have not relied upon, nor do I undertake for the purposes of this opinion the responsibility to review, the records of any court or administrative or governmental body to determine the existence of any judicial or administrative proceeding, order, decree, writ or judgment. As to all matters where I refer to “my knowledge” of the existence of any facts, situations or instruments, such knowledge is based upon my actual knowledge, from whatever source obtained, and the information obtained by me through specific inquiry of officers of the Company, including those officers who have responsibility for such information, and examinations of agreements, contracts and records supplied to me by the Company, and I have not otherwise made, nor do I undertake for the purpose of this opinion to make, any other inquiry or investigation to ascertain the existence of any other facts, situations or instruments. In the course of such inquiries and examinations, I have not become aware of any facts which would have made me unable to render any of the opinions expressed above.

(b)                I am a member of the bar of the State of South Dakota. My opinions expressed above are limited to the laws of the State of South Dakota and the federal laws of the United States of America (but only with regard to the PUHCA, the Energy Policy Act, the Federal Power Act and environmental laws), and I do not express any opinion herein concerning the laws of any other jurisdiction. With respect to the opinions expressed in paragraph 2, I have assumed that the applicable law in each Significant Subsidiary’s jurisdiction of incorporation or organization, as the case may be, is the same as the applicable law in the State of South Dakota in all relevant respects.

(c)                 I have relied upon information, both oral and written, and copies of documents and records furnished to me by other employees of the Company and others, and, for purposes of this opinion, I have assumed that all such information and copies are true, correct, genuine and accurate and remain unchanged to the date hereof, and that all signatures are genuine, and none of said matters have been independently verified by me. I have also assumed conformity to the originals of all documents submitted to me as copies. I have also assumed that all parties to the Sales Agreement and any Confirmation will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Sales Agreement, any Confirmation and the Securities. I have also assumed that, in the future, the Company will not take any discretionary action (including a decision not to act) that would result in a violation of law or constitute a breach or default under any agreement, order or regulation and that the officers of the Company will direct that the offering of the Securities will be conducted in accordance with the limitations imposed by or pursuant to the resolutions of the Company’s board of directors from time to time.

(d)                This opinion letter is limited to the matters expressly stated herein, and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion letter expresses matters of professional judgment and does not constitute a guaranty of any result. This opinion letter is predicated solely upon statutory and case law and facts in existence as of the date hereof. I do not undertake to inform you of any changes in law or fact subsequent to the date hereof or facts of which I become aware after the date hereof.

SCHEDULE A

Significant Subsidiaries

Subsidiary Name	State of Organization
Black Hills Colorado Electric, LLC	Delaware
Black Hills Power, Inc.	South Dakota
Black Hills Service Company, LLC	South Dakota
Black Hills Utility Holdings, Inc.	South Dakota
Black Hills Nebraska Gas, LLC	Delaware

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.                   The execution and delivery by the Company of the Sales Agreement and any Confirmation and the performance by the Company of its obligations under the Sales Agreement and each Confirmation will not violate or result in a breach of any provision of federal law or laws of the State of New York (except no opinion is rendered with respect to federal or state securities or Blue Sky laws or regulations adopted by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and/or distribution of the Securities by the Agents, Forward Sellers or Forward Purchasers).

2.                   No consent, approval, authorization or order of, or qualification with, any federal or state governmental body or agency is required under U.S. federal law or the laws of the State of New York to be made or obtained by the Company in connection with the performance by the Company of its obligations under the Sales Agreement or any Confirmation or the consummation by the Company of the transactions effected pursuant to the Sales Agreement or any Confirmation, except such as have been obtained or may be required by the federal or state securities or Blue Sky laws or regulations adopted by FINRA.

3.                   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “ICA”), and the rules and regulations thereunder.

4.                   The statements in the Prospectus under the caption “Material United States Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements purport to summarize the United States federal tax laws referred to therein, fairly summarize in all material respects the United States federal tax laws referred to therein.

5.                   The Registration Statement became effective under the Securities Act of 1933, as amended, upon filing with the Commission.

6.                   The Registration Statement and each document filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) expressly incorporated by reference into the Registration Statement or the Prospectus (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when such document was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. In passing upon compliance as to the form of such documents, we have assumed that the statements made or incorporated by reference therein are complete and correct.

7.                   Assuming (in addition to the other assumptions set forth herein and in Annex I attached hereto) that (A) the Company has and at all relevant times had and will have full right, power and authority under its governing documents and the laws of its state of incorporation to authorize, execute, deliver, to perform its obligations under, and to consummate the transactions contemplated by, Confirmations in the form attached as Exhibit C to the Sales Agreement, (B) a Confirmation in the form attached as Exhibit C to the Sales Agreement has been duly authorized, executed and delivered by the Company and a Forward Purchaser and (C) the Trade Date, Number of Shares, percentage discount applied to the Initial Forward Price, Spread, Maturity Date, Forward Price Reduction Dates and Forward Price Reduction Amounts (as such terms are defined in the form of Confirmation attached as Exhibit C to the Sales Agreement) and other terms of such Confirmation (collectively, the “Additional Terms”) have been duly established, authorized and approved by the Company and such Confirmation has been duly completed to accurately reflect such Additional Terms, such Confirmation will constitute a valid and binding obligation of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms under the laws of the State of New York.

In connection with the preparation of the Prospectus and Registration Statement, we participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the same and related matters were discussed. On the basis of such participation and review, but without independent verification by us of, and, other than with respect to opinion paragraph 4, without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, (a) no facts have come to our attention that cause us to believe that the Registration Statement (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the date hereof, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (b) no facts have come to our attention that cause us to believe that the Prospectus (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter and the opinions expressed herein are being furnished solely for your information in connection with the Sales Agreement and may not be used, circulated, quoted or relied upon for any other purpose or by any other person without our prior written consent.

Annex I

In rendering the accompanying opinion letter, we wish to advise you of the following additional qualifications to which such opinion letter is subject:

(a)       We have relied upon representations made by the Company in the Sales Agreement, the assumptions set forth below as to the matters referred therein, and upon certificates of, and information provided by, officers and employees of the Company reasonably believed by us to be appropriate sources of information, as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. With respect to our opinion in paragraph 3 of our opinion letter that the Company is not required to register as an “investment company” under the ICA, we have relied exclusively, as to all factual matters, on a certificate of an officer of the Company.

(b)        Our opinion letter is limited to U.S. federal laws and, solely with respect to paragraphs 1, 2 and 7 of our opinion letter, the laws of the State of New York, in each case that are applicable to the Company other than those that are part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company (the “Covered Laws”), and we express no opinion as to the effect on the matters covered by our opinions of any other law. Furthermore, in rendering opinions as to any jurisdictions, we have only considered the applicability of statutes, rules, regulations, and judicial decisions that a lawyer practicing in such jurisdiction (the “Opining Jurisdictions”) exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the transactions contemplated by the Sales Agreement.

(c)       We express no opinion as to whether, or to the extent of which, the laws of any particular jurisdiction apply to the subject matter hereof, including without limitation the enforceability of the governing law provision contained in any Confirmation, except to the extent such provision would be enforceable based on Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

(d)       We have relied, without investigation, upon the following assumptions: (i) natural persons who are involved on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question and to carry out their role in the transaction; (ii) the Sales Agreement has been duly authorized, executed and delivered by each party thereto; (iii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iv) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the Covered Laws are publicly available to lawyers practicing in the Opining Jurisdictions; (v) all relevant statutes, rules, regulations, or agency actions are constitutional and valid unless a reported decision in the Opining Jurisdictions has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (vi) documents reviewed by us (other than any Confirmation) would be enforced as written and would be interpreted in a manner consistent with their interpretation under the laws of the State of New York; (vii) the Company is and was at all relevant times duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation; (viii) the Company has and had at all relevant times the power and authority under its governing documents and the laws of its jurisdiction of incorporation to execute and deliver the Sales Agreement and to issue and deliver the Securities, to perform its obligations thereunder and to consummate the transactions contemplated thereby; (ix) the Company has and had at all relevant times obtained all governmental and third party authorizations, consents, approvals and orders and has and had at all relevant times made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Sales Agreement and any Confirmation (which authorizations, consents, approvals and orders have become final and remain in full force and effect), and such execution, delivery, performance and consummation did not and will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties (it being understood that the assumption set forth in this clause (ix) does not extend to Covered Laws as addressed in paragraphs 1 and 2 of our opinion letter); (x) the Company has not and will not in the future take any discretionary action (including a decision not to act) permitted under the Sales Agreement and any Confirmation that would result in a violation of law or constitute a breach or default under any other agreement, order or regulation; (xi) the Company will obtain all permits and governmental approvals required in the future, and take all future actions similarly required, relevant to the performance of the Sales Agreement and any Confirmation; (xii) all parties to the transaction have acted and will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Sales Agreement and any Confirmation; (xiii) the officers of the Company have caused and will cause the offering of the Securities to be conducted in accordance with the limitations imposed from time to time by or pursuant to the resolutions of the Company’s board of directors (or relevant committee thereof); (xiv) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (xv) the conduct of the parties to any Confirmation will comply with any requirement of good faith, fair dealing and conscionability; (xvi) each party to the Sales Agreement and any Confirmation (other than the Company) has satisfied those legal requirements that are applicable to it to the extent necessary to make such document enforceable against it; (xvii) each party to the Sales Agreement and any Confirmation (other than the Company) has complied with all legal requirements pertaining to its status (such as legal investment laws, foreign qualification statutes and business activity reporting requirements) as such status relates to its rights to enforce such document against the Company; and (xviii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Sales Agreement or any Confirmation.

(e)       The opinions herein expressed are limited to the specific issues addressed and to facts and laws existing on the date hereof. In rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such facts and laws or in the interpretation thereof which may occur after the date hereof.

(f)       The opinions expressed in our opinion letter are limited by the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable transactions, receivership, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general principles of equity.

(g)       Without limiting any other qualifications set forth herein, the opinion expressed in paragraph 7 in our opinion letter is subject to the effect of generally applicable laws (including without limitation common law) that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (ii) limit the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy; (v) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract; (viii) may limit the enforceability of provisions restricting competition, the solicitation of customers or employees, the use or disclosure of information or other activities in restraint of trade; (ix) may require mitigation of damages; or (x) provide a time limitation after which rights may not be enforced (i.e., statutes of limitation).

(h)       We express no opinion as to the enforceability or effect in any Confirmation of (i) any provision that provides for the payment of premiums upon mandatory prepayment or acceleration or of liquidated damages (whether or not denominated as such); (ii) any fraudulent transfer, fraudulent conveyance or voidable transactions “savings” provision; (iii) any provision that authorizes one party to act as attorney-in-fact for another party; (iv) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any provision relating to evidentiary standards, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts; (v) any provision waiving or otherwise modifying legal or equitable defenses or other procedural, judicial or substantive rights, such as rights to damages, rights to counterclaim or set-off, the application of statutes of limitation and rights to notice; (vi) any provision that provides for set-off or similar rights; or (vii) any provision that imposes increased interest rates or late payment charges upon overdraft, delinquency in payment or default, or provides for the compounding of interest or the payment of interest on interest.

(i)       The opinions expressed herein do not address any of the following legal issues: (i) other than as set forth in opinion paragraphs 3, 5 and 6 and the confirmation in the penultimate paragraph, federal securities laws and regulations; (ii) state securities laws and regulations; (iii) laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (iv) margin regulations of the Board of Governors of the Federal Reserve System; (v) other than as set forth in opinion paragraph 4, federal and state tax laws and regulations; (vi) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (vii) voidable transaction, fraudulent transfer and fraudulent conveyance laws; (viii) laws, regulations, directives and executive orders restricting transactions with or freezing or otherwise controlling assets of designated foreign persons or governing investments by foreign persons in the United States, or otherwise relating to terrorism, money laundering or national security; (ix) pension and employee benefit laws and regulations; (x) antitrust and unfair competition laws and regulations; (xi) laws and regulations concerning filing and notice requirements, other than requirements applicable to charter-related documents such as certificates of merger and the opinion expressed in paragraph 2 of our opinion letter; (xii) compliance with fiduciary duty, conflict-of-interest and information disclosure requirements; (xiii) environmental laws and regulations; (xiv) land use and subdivision laws and regulations; (xv) intellectual property laws and regulations; (xvi) racketeering laws and regulations; (xvii) health and safety laws and regulations; (xviii) labor laws and regulations; (xix) laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; and (xx) other statutes of general application to the extent they provide for criminal prosecution.

(j)        With respect to the statements in the penultimate paragraph of the accompanying opinion letter, the purpose of our professional engagement was not to establish or to confirm factual matters set forth in the Registration Statement or the Prospectus, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of Registration Statement or the Prospectus involve matters of a non-legal nature.

Exhibit C

To:	Black Hills Corporation 7001 Mount Rushmore Road Rapid City, SD 57702

From:	[Dealer]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [Dealer] (“Dealer”) and Black Hills Corporation (“Counterparty”) in accordance with the terms of the amended and restated Equity Distribution Agreement, dated as of August 4, 2020 (the “Equity Distribution Agreement”), among Dealer, [Dealer Affiliate] and Counterparty, among others, on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Schedule A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.            Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of [Dealer/Dealer’s Parent] and a “Threshold Amount” in respect of Counterparty of USD 50,000,000; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.             The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $1.00 per Share, of Counterparty (Ticker: “BKH”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

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Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Adjusted Volume-Weighted Hedge Price, subject to adjustment in accordance with the last paragraph of Section 3 hereof.

Adjusted Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the gross sales price per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such sales price (other than the sales price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such sales price are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on the page “OBFR01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

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Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date” in the Accepted Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Valuation Disruption:	If Cash Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price and the Relevant Forward Price, as applicable, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

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Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

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Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, and taking into account any other Transactions hereunder or under a substantially similar issuer forward or similar transaction with Dealer with an overlapping unwind period, be in compliance with, the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

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(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount in USD equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

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Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as reasonably determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD0.05.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as reasonably determined by the Calculation Agent), plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.05.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “BKH <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

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Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

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Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Placement Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

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Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

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Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel and the Threshold Number of Shares and Threshold Regulatory Number of Shares notified to Dealer pursuant to Section 10, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

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If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period was the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate in a commercially reasonable manner to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent.

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Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Dealer in relation to its commercially reasonable hedge position as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

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Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to an affiliate of Dealer whose obligation is guaranteed by [Dealer][Dealer’s ultimate parent] without the consent of Counterparty; provided that (x) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment and (y) subsequent to such transfer or assignment, Counterparty will neither, as a result of such transfer or assignment, (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, except to the extent that such additional amounts were payable to the assignor or transferor immediately before the assignment or transfer, nor (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the assignor or transferor immediately before the assignment or transfer.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.
Counterparty Payment/Delivery Instructions:	To be provided by Counterparty
Dealer Payment/Delivery Instructions:	[________________]
[________________]
[________________]
[________________]

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty

Dealer’s Contact Details for Purpose of Giving Notice:	[________________]
[________________]
[________________]
Attention: [________________]
Telephone: [____________]
Facsimile: [____________]
Email: [_________]@[______].com

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Offices:

(a)	Office of Counterparty:	Not Applicable, Counterparty is not a Multibranch Party.

(b)	Office of Dealer:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

3.                   Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a)     the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)    Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)     all of the conditions set forth in Section 5 of the Equity Distribution Agreement shall have been satisfied;

(d)    the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e)     all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f)      Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)    Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement), in connection with establishing its commercially reasonable hedge position in respect of such Transaction, Dealer, in its good faith and commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Forward Hedge Settlement Date or (y) in Dealer’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

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4.                       Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.                      Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 1 of the Equity Distribution Agreement are true and correct as of the date hereof, each date a Placement Notice is effective, each Trade Date for any Transaction and each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 1 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a)     without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)     it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d)    it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)     it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)     as of the date hereof and the Trade Date for each Transaction no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

(g)    as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

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(h)    it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)      as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(j)      IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.                   Additional Covenants of Counterparty.

(a)     Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer and, accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System (this clause (iii), the “Registration Covenant”). In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c)     Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)    Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

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(e)     Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would reasonably be expected to cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (i) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (ii) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that, in each case, will not result in any market transactions or (v) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, in the case of each of clauses (i) through (v), to the extent that such transaction or event does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(f)      Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g)    Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)    Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer following the delivery by Counterparty to Dealer of a Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement).

7.                      Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

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8.                      Additional Provisions.

(a)     Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)    [Reserved]

(c)     The parties hereto intend for:

(i)       each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)      the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)     any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)     all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)      any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions and any other transaction under a confirmation entered into by Counterparty and another dealer pursuant to the Equity Distribution Agreement by and between Counterparty and the other parties thereto (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions or any Other Dealer’s Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transactions and any Other Dealer’s Transaction(s) on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

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(e)     The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)      The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)    [Reserved.]1

(h)    Counterparty acknowledges that:

(i)      during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its commercially reasonable hedge position with respect to the Transactions;

(ii)      Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with commercially reasonable hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)     Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate in its commercially reasonable discretion to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv)    any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

1 Agency language to be included for Dealers acting through agents.

21

(v)    each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)      Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j)      Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice relating to a Forward, in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

(k)    Tax Matters.

(i)       Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii)      Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer and Counterparty make the following representations.

22

The following representations will apply to Dealer:

a.        [Dealer is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Section 1.6049- 4(c)(1)(ii) of the United States Treasury Regulations.]2[Dealer is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes. Dealer’s sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]3[Dealer (i) is a limited liability company created or organized in the United States, (ii) is taxable as a corporation for U.S. federal income tax purposes and is therefore a “United States person” for U.S. federal income tax purposes as that term is defined in Section 7701(a)(30) (or any applicable successor provision) of the Code and (iii) is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations]4 [As of the date hereof, Dealer is a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the Code, and is acting as a principal with respect to any Transaction under this Master Confirmation.]5

The following representations will apply to Counterparty:

a.       Counterparty is a corporation established under the laws of the State of South Dakota.

b.      Counterparty is a “U.S. person” (as that term is used in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and a corporation that is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(iii)              Agreements to Deliver Documents. For the purpose of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Dealer and Counterparty each agrees to deliver, as applicable, (i) in the case of Dealer, a completed and accurate U.S. Internal Revenue Service [Form W-9]6[Form W-8IMY (including a withholding statement identifying this Master Confirmation) certifying that Dealer is a “Qualified Derivatives Dealer” or Form W-8ECI]7 (or successor thereto), (ii) in the case of Counterparty, a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) and (iii) in the case of Dealer and Counterparty, any other form or document that may be required by the other party in order to allow such party to make a payment under this Master Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate. In each case, such form or document shall be completed in a manner reasonably acceptable to the other party and shall be delivered (x)in the case of (i) and (ii) above, promptly upon execution of this Master Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become inaccurate, obsolete or incorrect. Additionally, Counterparty shall promptly upon request by Dealer, provide such other tax forms and documents requested by Dealer.

(iv)               “Tax” as used in this clause (k) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (A) any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) and (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement. [The parties agree that the definitions and provisions contained in paragraphs 2 to 7 of the Attachment to the ISDA 2015 Section 871(m) Protocol, as published by the International Swaps and Derivatives Association, Inc., are incorporated into and apply to this Master Confirmation as if set forth in full herein.]8

2 Insert for BofA.

3Insert for MS.

4Insert for Credit Suisse.

5Insert for MUFG.

6Insert for BofA, MS and Credit Suisse.

7Insert for MUFG.

23

9.                   Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the material breach of any covenant or representation made by Dealer in this Master Confirmation or any Supplemental Confirmation or the Agreement or any gross negligence, willful misconduct, fraud or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

10.                Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under the South Dakota Business Corporation Act or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Article VII of Counterparty’s Restated Articles of Incorporation, effective as of January 30, 2018 and as may be amended and/or restated from time to time) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such number of Shares described in clause (ii), the “Threshold Regulatory Number of Shares” and such condition described in clause (ii), an “Excess Regulatory Ownership Position”). The Threshold Regulatory Number of Shares shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation. If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

8Insert for MUFG.

24

11.                    Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.                    Restricted Shares. If Counterparty is unable to comply with the Registration Covenant of Counterparty contained in Section 6(a)(iii) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the Registration Covenant of Counterparty contained in Section 6(a)(iii) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.                    Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or an affiliate thereof) in connection with its hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14.                     Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction (taking into account any settlement of any other substantially similar issuer forward or similar transactions with Dealer), Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15.                    Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

25

16.                Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17.                Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.                Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19.                Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

20.                Counterparts. This Master Confirmation and each Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. The words “execution,” signed,” “signature,” and words of like import in the Agreement or this Master Confirmation or in any other certificate, agreement or document related to the Agreement or this Master Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21.                Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof. For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

22.                Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23.                Other Forward Transactions. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least three Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

26

24.                [U.S. Stay Regulations.]9

Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

9 Bank-specific boilerplate to be added.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

BLACK HILLS CORPORATION

By:
Name:
Title:

26

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)     all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)     as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Black Hills Corporation 7001 Mount Rushmore Road Rapid City, SD 57702

From:	[Dealer]

Re:	Issuer Share Forward Sale Transaction

Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [_________] (“Dealer”) and Black Hills Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.       This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [______] (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.       The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]

Effective Date:	[_______], 20[__]

Maturity Date:	[_______], 20[__]

Number of Shares:	[________]

Initial Forward Price:	USD [____]

Spread:	[_.__]%

Adjusted Volume-Weighted Hedge Price:	USD [____]

Threshold Price:	USD [____]

Initial Stock Loan Rate:	[___] basis points per annum

Maximum Stock Loan Rate:	[___] basis points per annum

Threshold Number of Shares:	[___]

Threshold Regulatory Number of Shares:	[___]

Office of Dealer:	[___]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

BLACK HILLS CORPORATION

By:
Name:
Title:

Schedule I

Forward Price Reduction Amounts

Forward Price Reduction Date:	Forward Price Reduction Amount:
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
……..	……..
[______], 20[__]	USD[___]

REGULAR DIVIDEND Amounts

For any calendar quarter ending on or prior to [December 31, 20[__]]:	USD[___]
For any calendar quarter ending after [December 31, 20[__]]:	USD[___]

Exhibit D

FORM OF PLACEMENT NOTICE

From:

Cc:

To:

Date:

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement among Black Hills Corporation (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated August 4, 2020 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to a Forward.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus (as defined in the Agreement) nor any Issuer Free Writing Prospectus (as defined in the Agreement), when read together with the Prospectus (as amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1. Number of days in Forward Hedge Selling Period: {__________}

2. First day of Forward Hedge Selling Period: {__________}, 20{__}

3. Maximum number of Shares to be sold: {__________}

4. Forward Hedge Amount: ${__________}

5. Minimum price (adjustable by Company during Forward Hedge Selling Period, and in no event less than $1.00 per share: ${__________} per share

6. Forward Hedge Selling Commission Rate: {__________}%

7. Information relating to forward price reductions:

D-1

Forward Price Reduction Date Forward Price Reduction Amount

{__________}, 20{__} ${__________}

8. Spread: {__________} basis points

9. Initial stock loan rate: {__________} basis points

10. Maximum stock loan rate: {__________} basis points

11. Regular dividend amounts:

For any calendar quarter ending on or prior to {__________}, 20{__}: ${____}

For any calendar quarter ending after {__________}, 20{__}: ${____}

12. Term: {__________} {days}{months}

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

D-2

Annex I

Black Hills Corporation

Common Stock
($1.00 par value)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

Black Hills Corporation, a South Dakota corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the amended and restated Equity Distribution Sales Agreement, dated August 4, 2020 (the “Sales Agreement”), between the Company and the agents party thereto, to issue and sell to [●] and [●] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*, [in each case]* on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] at its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

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Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [●] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [●], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Black Hills Corporation

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:
Name:
Title:

*        Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

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